Exhibit 31.4

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael Morrison, certify that:

1.	I have reviewed this report on Form 10-K of ION Geophysical Corporation.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Michael Morrison
Michael Morrison
Executive Vice President and Chief Financial Officer (Principal Financial Officer)